UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2022

Reata Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37785	11-3651945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive

Plano, TX 75024

(Address of Principal executive offices, including zip code)

(972) 865-2219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	RETA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

Effective February 7, 2022, Manmeet S. Soni was promoted from Executive Vice President to President of Reata Pharmaceuticals, Inc. (the “Company”), a title previously held by Mr. J. Warren Huff, the Company’s Chief Executive Officer.  Mr. Soni will continue to serve as the Chief Operating Officer and Chief Financial Officer of the Company.  In addition to his current responsibilities, Mr. Soni will lead our operational excellence initiatives and provide executive leadership to program management and quality assurance.  No terms of Mr. Soni’s employment agreement or compensation were amended in connection with his promotion.  Mr. Soni joined the Company in August 2019 as Chief Financial Officer and assumed the additional role of Chief Operating Officer in June 2020.  Prior to August 2019, Mr. Soni served as Senior Vice President and Chief Financial Officer of Alnylam Pharmaceuticals, Inc. from May 2017 until joining the Company. Prior to joining Alnylam, Mr. Soni served as Executive Vice President, Chief Financial Officer of ARIAD Pharmaceuticals, Inc. from March 2016 to February 2017.  Mr. Soni graduated from Hansraj College at Delhi University in India.  He is a CPA and Chartered Accountant from the Institute of Chartered Accountants of India.

Effective February 7, 2022, Colin J. Meyer, M.D. will begin devoting his fulltime as the Chief Innovation Officer of the Company. Dr. Meyer will continue to serve in his role as an Executive Vice President of the Company and report to Mr. Huff.  Dr. Meyer will no longer serve as the Chief Research and Development Officer of the Company. Mr. Huff will now oversee the Company’s development function. With this change in position, Dr. Meyer will focus his efforts on providing strategic input on our portfolio of potential products, including indication expansion of our clinical programs, early-stage development and identifying new technology platforms, as well as supporting our regulatory submissions. Dr. Meyer, in his new role as Chief Innovation Officer, will lead his teams to deliver these key strategies. No terms of Dr. Meyer’s employment agreement or compensation were amended in connection with his change in title and function.  Dr. Meyer joined Reata as one of our first employees in 2003, served as Chief Medical Officer until July 2020 and was appointed Chief Research and Development Officer in July 2020.  Dr. Meyer received a B.S. in chemistry with specialization in biochemistry and a B.A. in biology from the University of Virginia.  He received an M.D. from the University of Texas Southwestern Medical School and an M.B.A. from Southern Methodist University Cox School of Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reata Pharmaceuticals, Inc.

Date: February 7, 2022	By:	/s/ Manmeet S. Soni
Manmeet Soni
President

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